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         This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of
December 31, 2004 is made and entered into by and among THE BANCORP BANK, a Delaware banking corporation ("Bank"), THE BANCORP, INC., a Delaware corporation ("Parent," and collectively with Bank, "Bancorp"), MEARS MOTOR LIVERY CORPORATION, a Florida corporation ("Mears"), and JAMES C. HARTMAN ("Hartman"), and ARROW HOLDINGS, a Wisconsin general partnership ("Holdings" and together with Hartman, "Shareholders"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.01.

                              W I T N E S S E T H:

         WHEREAS, as of the date hereof each of Shareholders owns forty five
(45) shares of common stock, no par value per share, of Mears, constituting all issued and outstanding shares of capital stock of Mears (the "Shares");

         WHEREAS, the parties desire to have Mears merge into Bank (the "Merger") on the terms and subject to the conditions set forth in this Agreement and

         WHEREAS, prior to the Merger, Parent will be in control of Bank as defined by the Code.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. THE MERGER

         1.01. The Merger. In the event that all of the conditions set forth in
Article V and VI hereof have been satisfied or waived:

                  (a) The Continuing Corporation. On the Closing Date, Mears shall merge with and into Bank, the separate existence of Mears shall cease and Bank (sometimes hereinafter referred to as the "Continuing Corporation") shall survive.

                  (b) Rights, Etc. Upon consummation of the Merger, the Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of Bank and Mears; and all property, real, personal and mixed and all debts due on whatever account, and all other choses in action, all and every other interest of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of such corporations, shall not revert or be in any way impaired by reason of the Merger as provided by the laws of the State of Delaware.

                  (c) Articles of Incorporation; Bylaws; Directors; Officers. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of Bank, as in effect immediately prior to the Closing Date, and the directors and officers of Bank in office immediately prior to the Closing Date shall be the directors and officers of the Continuing Corporation, except that Hartman shall be an officer of Bank pursuant to the Employment Agreement.

         1.02. Closing. The Merger shall become effective (the "Effective Date") upon the filing and acceptance of certificates of merger by the offices of the Secretary of State of Delaware and the Secretary of State of Florida (the "Certificates of Merger"); the parties shall use their best efforts to cause such filings to occur on January 3, 2005. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Merger shall be exchanged by the parties at the closing of the Merger (the "Closing"), which shall be held at the offices of Ledgewood Law Firm, P.C., or at such other place as the parties mutually agree, at 10:00 A.M. local time, on December 31, 2004 (the "Closing Date").


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         1.03. Other Matters. Notwithstanding any term of this Agreement to the contrary, Parent may, in its discretion at any time prior to the Closing Date, designate a direct or indirect wholly-owned subsidiary to substitute for Bank as a constituent corporation in the Merger by written notice to Shareholders so long as the exercise of this right does not materially adversely affect the interests of Shareholders, or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein.

         1.04. Merger Consideration. Subject to the provisions of this Agreement, at the Effective Date, automatically as a result of the Merger, and without any action on the part of any party or shareholder:

                  (a) Outstanding Bank Common Stock. The shares of Bank common stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, remain issued and outstanding shares of Bank common stock.

                  (b) Outstanding Mears Common Stock. On the Effective Date, the Shares of each Shareholder shall, by virtue of the Merger, automatically become and be converted into the right to receive (i) One Hundred Twenty Six Thousand Five Hundred Sixty Three (126,563) shares (subject to possible adjustment as set forth in Section 1.06) of Parent common stock (the "Common Stock") and (ii) Five Hundred Thousand Dollars ($500,000) in cash.

                  (c) Escrow. Each Shareholder shall deliver to American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent"), under an escrow agreement to be entered into on the Closing Date by Shareholders, Bancorp and the Escrow Agent in the form attached hereto as Exhibit A (the "Escrow Agreement"), stock powers representing Twenty Two Thousand Eight Hundred Ninety Five (22,895) shares of Common Stock.

         1.05. Exchange Adjustment.

                  (a) As promptly as practicable after the Effective Date, Shareholders shall cause to be prepared and delivered to Bancorp a balance sheet of Mears as of December 31, 2004 (the "Closing Balance Sheet"). Shareholders shall make available to Bancorp all Books and Records and all work papers and computer files used in connection with the preparation of the Closing Balance Sheet. The Closing Balance Sheet delivered pursuant to this Section shall not be binding on Bancorp if Bancorp timely exercises its right to dispute the same pursuant to the procedures set forth herein. If Bancorp does not exercise such right with respect to the Closing Balance Sheet on a timely basis, then Bancorp shall be deemed to have accepted the same as delivered pursuant to this Section.

                  (b) If Bancorp disputes any item in the Closing Balance Sheet, then Bancorp shall, within thirty (30) days after the delivery of the Closing Balance Sheet, give Shareholders written notice of such dispute (an "Accounting Dispute Notice") setting forth in reasonable detail each of the items in dispute. In the event that an Accounting Dispute Notice is given to Shareholders within such 30-day period, Shareholders and Bancorp shall attempt to resolve in good faith and by mutual agreement the items in dispute within fifteen (15) days after the delivery of such Accounting Dispute Notice. Failing agreement on all items in dispute within such 15-day resolution period, Bancorp and Shareholders shall submit such items in dispute for resolution to the Independent Accountants. The Independent Accountants shall be instructed to resolve such disputed items, based solely on written presentations by Bancorp and Shareholders and not by independent review, and to deliver a written report to the parties hereto upon such disputed items (the "IA Report"), all within 15 days after the submission of such disputed items to it. The IA Report shall be
(i) within the range of proposals established for such dispute by Bancorp and Shareholders and (ii) deemed to be an agreement between Shareholders and Bancorp with respect to the issues in dispute, and upon delivery of the IA Report to Bancorp and Shareholders, the Closing Balance Sheet as set forth in the IA Report shall be deemed to be final, conclusive and binding upon all the parties hereto. The fees and expenses of the Independent Accountants incurred in connection with the resolution of a dispute pursuant to this Section shall be borne equally by Bancorp, on the one hand, and Shareholders, on the other.

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                  (c) If the Closing Balance Sheet (as deemed to be final and binding pursuant to this Section) shows current earnings of less than $800,000, then Bancorp and Shareholders shall give instructions to the Escrow Agent to release Common Stock from the Escrow Account to Bancorp by an amount equal to the difference based on a valuation of each share of Common Stock of $16.00 per share and to release the balance of the Common Stock to Shareholders.

         1.07. Tax-Free Reorganization. The parties intend, and shall use their reasonable best efforts to ensure, that the Merger qualify as a reorganization under Section 368(a)(2)(D) of the Code, and that the exchange of the Shares for shares of Common Stock qualify as tax-free. The parties acknowledge that each is relying on its own counsel in evaluating the tax consequences of the transaction described in this Agreement.

         1.08. Registration of Common Stock.

                  (a) No later than fifteen (15) Business Days after the Closing Date, Parent shall prepare and file with the Securities and Exchange Commission a registration statement (the "Registration Statement") registering the resale of the shares of Common Stock and use its best efforts to cause the Registration Statement to become effective, and keep the Registration Statement effective until the earlier of Shareholders' disposal of all the Common Stock or the date commencing on which Shareholders may dispose of the Common Stock pursuant to Rule 144(k) promulgated under the Securities Act. Notwithstanding anything to the contrary herein, Parent shall have the right (i) to defer the initial filing or request for acceleration of effectiveness of any registration statement or
(ii) after effectiveness, to suspend effectiveness of any such registration statement, if, in the good faith judgment of the board of directors of Parent and upon the advice of counsel to Parent, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning Parent disclosure of which at the time is not, in the opinion of the board of directors of Parent upon the advice of counsel, (A) otherwise required and (B) in the best interests of Parent; provided however that Parent will not delay or suspend effectiveness of such registration for more than one (1) month, unless it is then engaged in an acquisition that would make such registration impracticable, in which case it will use its best efforts to eliminate such impracticability as soon as possible.

                  (b) Parent shall notify the Shareholders, in writing, promptly after Parent has received notice of the time that the Registration Statement has become effective or any supplement to any prospectus forming a part of the Registration Statement has been filed.

                  (c) Parent shall prepare and file with the Commission, and promptly notify the Shareholders of the filings of, such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep the Registration Statement effective for the entire period described in Section 1.08(a) above, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all of the Common Stock covered by the Registration Statement.

                  (d) If the Common Stock is then listed on any exchange or NASDAQ, Parent shall prepare and file with such stock exchange or NASDAQ, if necessary, a listing application with respect to the shares of Common Stock and use its best efforts to cause such listing application to be approved.

                  (e) Parent shall furnish to Shareholders such numbers of copies of the Registration Statement, a prospectus, including a preliminary prospectus, and all amendments and supplements thereto in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the shares of Common Stock owned by them.

                  (f) Parent shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Shareholders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to agree to any restrictions as to the conduct of its business in the ordinary course. Parent will advise Shareholders promptly after it receives notice of the issuance of any stop order, the suspension of the qualification of the shares of Common Stock for offering or sale in any jurisdiction, any request by any state securities regulating authority for amendment of the registration, or requests by any state securities regulatory authority for additional information with respect to the registration.

                  (g) Parent shall notify each Shareholder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (h) It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section that the Shareholders furnish to Parent such information regarding themselves and the intended method of disposition of the shares of Common Stock as shall be required to effect the registration.

                  (i) Parent shall bear and pay all expenses incurred in connection with registration, filings or qualifications pursuant hereto, including all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for Parent, including the reasonable fees and disbursements of one counsel for Shareholders, but not including the cost of any fees or disbursements of counsel for Shareholders in excess of $5,000 in the aggregate.

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

                  (j) (i) To the extent permitted by law, Parent will indemnify, hold harmless and defend each Shareholder against any Losses to which each may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon (collectively, a "Violation"): (A) any untrue statement or alleged untrue statements of a material fact contained in a registration statement filed pursuant to this Section, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with such registration statement; provided, however, that the Parent shall not be liable for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by such Shareholder or to the extent it is based upon a violation by such Shareholder of the Securities Act, the Exchange Act, or any other law.

                  (ii) To the extent permitted by law, each Shareholder shall, severally and not jointly indemnify, hold harmless and defend Parent, each of its directors, each of its officers who have signed the registration statement and each Person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act against any Losses to which each may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in connection with such registration statement or to the extent it is based upon a violation by any Shareholder of the Securities Act, the Exchange Act, or any other law.

         1.09. Employee Matters. Bank covenants and agrees with Shareholders to provide to employees of Mears retained by it after the Merger years of service credit for their time worked with Mears in connection with Bank's Benefit Plans, to the extent permitted by applicable Law.

II. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Shareholders hereby jointly and severally represent and warrant to Bancorp as follows:

         2.01. Organization of Shareholders. Holdings is a Wisconsin general partnership. Each Shareholder has full power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to own, hold, sell and exchange (pursuant to this Agreement) the Shares. Holdings is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is a party or on its ability to perform its obligations hereunder or thereunder.

         2.02. Authority. The execution, delivery and performance by each of Mears and Holdings of this Agreement and the Operative Agreements to which it is a party have been duly and validly authorized by all necessary corporate and stockholder action. This Agreement has been duly and validly executed and delivered by each of Mears and each Shareholder and constitutes, and upon the execution and delivery by each Shareholder of the Operative Agreements to which it is a party, such Operative Agreements will constitute, its legal, valid and binding obligations, each enforceable in accordance with their terms.

         2.03. Organization of Mears. Mears is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties.
Section 2.03 of the Disclosure Schedule lists all lines of business in which Mears is participating or engaged. Mears is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in
Section 2.03 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. The name of each director and officer of Mears on the date hereof, and the position with Mears held by each, are listed in Section 2.03 of the Disclosure Schedule. Shareholders have prior to the execution of this Agreement delivered to Bancorp true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of Mears as in effect on the date hereof.

         2.04. Capital Stock. The authorized capital stock of Mears consists solely of six hundred (600) shares of common stock, of which only the Shares are issued and outstanding as of the date hereof. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Shareholders own the Shares, beneficially and of record, free and clear of all Liens. Except for this Agreement, there are no outstanding Options with respect to Mears.

         2.05. Subsidiaries. Mears does not have, nor has it ever had, any Subsidiaries except for Orlando Auto Sales, Inc., a Florida corporation ("Orlando Auto Sales").

         2.06. No Conflicts. The execution and delivery by each of Mears and each Shareholder of this Agreement do not, and the execution and delivery by each Shareholder of the Operative Agreements to which it is a party, the performance by Mears and each Shareholder of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of either Holdings or Mears.

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.07 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to either Shareholder, Mears or any of their respective Assets and Properties; or

                  (c) except as disclosed in Section 2.06 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require either Shareholder or Mears to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon any Assets and Properties of either Shareholder or Mears under, any Contract or License to which any Shareholder or Mears is a party or by which any of their respective Assets and Properties is bound.

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         2.07. Governmental Approvals and Filings. Except as disclosed in
Section 2.07 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of either Shareholders or Mears is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         2.08. Books and Records. The minute books and other similar records of Mears and Orlando Auto Sales as made available to Bancorp prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of Mears. The stock transfer ledgers and other similar records of Mears as made available to Bancorp prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of Mears. Mears does not have any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Mears.

         2.09. Financial Statements. Attached hereto as Schedule 2.09 are true and complete copies of the following financial statements:

                  (a) the audited balance sheet of Mears as of March 31, 2004, together with a true and correct copy of the report on such audited information by Doyle, Hull & Gregory Certified Public Accountants, Inc., Mears's independent accountants, and all letters from such accountants with respect to the results of such audits; and

                  (b) the unaudited balance sheet of Mears as of October 31, 2004.

         All such financial statements fairly present the financial condition of Mears as of the respective dates thereof and for the respective periods covered thereby.

         2.10. Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since the Audited Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of Mears. Without limiting the foregoing, except as disclosed in Section 2.10 of the Disclosure Schedule, there has not occurred between the Audited Financial Statement Date and the date hereof:

                  (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Mears or any direct or indirect redemption, purchase or other acquisition by Mears of any such capital stock of or any Option with respect to Mears;

                  (b) any authorization, issuance, sale or other disposition by Mears of any shares of capital stock of or Option with respect to Mears, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to Mears;

                  (c) (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of Mears whose annual salary is, or after giving effect to such change would be, $100,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (z) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which Mears reasonably believed to be the least costly was chosen;

                  (d) (A) incurrences by Mears of Indebtedness, or (B) except as may have occurred in the ordinary course of business in connection with any Company Lease, any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Mears under, any Indebtedness of or owing to Mears;

                  (e) with respect to any property leased under a Company Lease, any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of Mears in an aggregate amount exceeding $50,000;

                  (f) any material change in (w) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Mears, (x) any method of calculating any bad debt, contingency or other reserve of Mears for accounting, financial reporting or Tax purposes, (y) the fiscal year of Mears or (z) any credit policy or standard of Mears, including, without limitation, criteria relating to placement of a lessee or a debtor on any credit watch or other similar list maintained by Mears;

                  (g) with respect to any property leased under a Company Lease, any write off or write down of or any determination to write off or down any of the Assets and Properties of Mears in an aggregate amount exceeding $10,000 per month;

                  (h) except as may have occurred in the ordinary course of business with respect to any property leased under a Company Lease, any acquisition or disposition of, or incurrence of a Lien (other than a Permitted
Lien) on, any Assets and Properties of Mears;

                  (i) any amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of Mears;

                  (j) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.19(a) or (B) any material License held by Mears;

                  (k) except as may have occurred in the ordinary course of business with respect to any property leased under a Company Lease, capital expenditures or commitments for additions to property, plant or equipment of Mears constituting capital assets in an aggregate amount exceeding $10,000;

                  (l) any commencement or termination by Mears of any line of business;

                  (m) any transaction by Mears with either Shareholder, any officer, director, Affiliate or Associate of either Shareholder or any Associate of any such officer, director or Affiliate (other than Mears) (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Bancorp pursuant to Section 2.22(a);

                  (n) any entering into of an agreement to do or engage in any of the foregoing after the date hereof; or

                  (o) any other transaction involving or development affecting Mears outside the ordinary course of business consistent with past practice.

         2.11. No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Audited Financial Statement or in the notes thereto or as disclosed in Section 2.11 of the Disclosure Schedule or as set forth in Section 2.12(d) below, there are no Liabilities against, relating to or affecting Mears, Orlando Auto Sales or any of its Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of Mears.

         2.12. Taxes. Except as set forth in Section 2.12 of the Disclosure Schedule :

                  (a) Mears has filed all Tax Returns required to be filed by applicable law, maintained all documents and records relating to Taxes as are required to be made or provided or maintained by it and has complied in all respects with all legislation relating to Taxes applicable to it.

                  (b) All Tax Returns referred to in paragraph (a) above were in all respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. There is no claim outstanding made by an authority of a jurisdiction where Mears is doing business.

                  (c) Mears has, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are due and payable.

                  (d) Mears has not established on the Books and Records reserves adequate to pay all Taxes not yet due and payable.


                  (e) There are no Tax Liens upon the assets of Mears except Liens for Taxes not yet due.

                  (f) Mears has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (g) Mears has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                  (h) The statute of limitations for the assessment of all Taxes in those jurisdictions in which Mears maintains an office has expired for all applicable Tax Returns or those Tax Returns have been submitted to the appropriate taxing authorities for all periods through the dates reflected in
Section 2.12 of the Disclosure Schedule and no deficiency for any Taxes has been proposed, asserted or assessed against Mears that has not been resolved and paid in full.

                  (i) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Mears and no Tax Authority has notified Mears that it intends to investigate its Tax affairs.

                  (j) No power of attorney currently in force has been granted by Mears concerning any Tax matter.

                  (k) Mears has not received a Tax ruling or entered into a Closing Agreement with any Tax Authority that would have a continuing adverse effect after the Closing Date.

                  (l) Shareholders have prior to the execution of this Agreement delivered to Bancorp true and complete copies of (i) all Tax Returns, and any amendments thereto, filed by Mears since 1998, (ii) all audit reports received from any Tax Authority relating to any Tax Return filed by Mears and (iii) any Closing Agreements entered into by Mears with any Tax Authority.

                  (m) No event, transaction, act or omission has occurred which could result in Mears becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other Person. Mears has no actual or contingent liability (whether by reason of any indemnity, warranty or otherwise) to any other Person in respect of any actual, contingent or deferred liability of such person for Taxes.

                  (n) Mears has complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, and 6041 and 6049, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (o) Mears has not been a member of an Affiliated Group filing a consolidated, combined or unitary Tax Return for income Tax purposes.

                  (p) Mears has no any liability for Taxes of any Person other than Mears (i) under Reg.ss.1.1502-6 (or any similar provision of state, local or foreign law) (ii) as a transferee or successor or (iii) by contract or otherwise.

                  (q) No property of Mears is property that it or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code ss. 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code ss. 168.

                  (r) Mears is not required to include in income any adjustment pursuant to Code ss. 481(a) by reason of a voluntary change in accounting method initiated by Mears, and to the best of the knowledge of Shareholders (after having made due inquiry of Mears), the IRS has not proposed any such adjustment or change in accounting method.

                  (s) No election under Code ss. 338 (or any predecessor provisions) has been made by Mears with respect to any of its Assets and Properties.

                  (t) Mears has not been a United States real property holding company (as defined in Code ss. 897(c)(2)) during the applicable period specified in Code ss. 897(c)(1)(ii).

                  (u) Mears is not subject to any contract, obligation or commitment under which it will or may any time hereafter be or become liable to make any payment (or provide any other amount in money or money's worth) of a revenue nature which (in either such case) is not deductible, depreciable or amortizable in full in computing the income of Mears for the purpose of any Taxes on income or profits to which Mears may be subject, other than any payment relating to the acquisition of assets which is treated as having an indefinite useful life for purposes of the relevant Tax or payments of the principal of any Indebtedness which is not deductible.

                  (v) Mears has not disposed of any asset or supplied any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration to be received for such disposal or supply will be less than the consideration deemed received for Tax purposes.

         2.13. Legal Proceedings. Except as disclosed in Section 2.13 of the Disclosure Schedule:

                  (a) there are no Actions or Proceedings pending or, to the knowledge of Shareholders, threatened against, relating to or affecting either Shareholder or Mears or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Bancorp, or
(ii) if determined adversely to either Shareholder or Mears, could reasonably be expected to result in (y) any injunction or other equitable relief against Mears that would interfere in any material respect with its business or operations or
(z) Losses by Mears;

                  (b) there are no facts or circumstances known to Shareholders that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

                  (c) there are no Orders outstanding against Mears.

         Prior to the execution of this Agreement, Shareholders have delivered to Bancorp all responses of counsel for Mears to auditors' requests for information delivered in connection with the Audited Financial Statement (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting Mears.

         2.14. Compliance With Laws and Orders. Except as disclosed in Section
2.14 of the Disclosure Schedule, Mears is not, nor has it, at any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to Mears or any of its Assets and Properties, including, without limitation, applicable U.S. federal and state truth-in-leasing Laws, the U.S. Consumer Leasing Act, 15 U.S.C. 1667, and Article 2-A of the Uniform Commercial Code as adopted in all applicable states.

         2.15. Benefit Plans; ERISA.

                  (a) Section 2.15(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was at any time a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Mears has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.15(a) of the Disclosure Schedule, no loan is outstanding between Mears and any employee.

                  (b) Except as set forth in Section 2.15(b) of the Disclosure Schedule, Mears does not maintain and is not obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

                  (c) Except as set forth in Section 2.15(c) of the Disclosure Schedule, each Benefit Plan covers only employees who are employed by Mears (or former employees or beneficiaries with respect to service with Mears), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such Plan.

                  (d) Neither Mears nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan" as that term is defined in Section 4001 of ERISA.

                  (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all respects in compliance with, and Mears has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

                  (f) None of Shareholders or Mears is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Shareholders or Mears to any Benefit Plan with respect to any period ending at the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

                  (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Mears, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or
Section 4975 of the Code.

                  (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(2), 4062, 4063, 4064 or 4069 of ERISA or otherwise, with respect to Mears, Bancorp or any corporation or organization controlling, controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could result in any such liability with respect to Bancorp, Mears or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA or the regulations thereunder has occurred with respect to any Defined Benefit Plans. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan. Without limiting any other provision of this Section 2.15, to the knowledge of Shareholders, no event has occurred and no condition exists, with respect to any employee benefit plan, program or arrangement, or other plan, program or arrangement covering independent contractors, that has subjected or could subject Mears, or any Benefit Plan or any successor thereto, to any tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a Benefit Plan with respect to employees of Mears). No event has occurred and no condition exists, with respect to any such plan, program or arrangement that could subject Bancorp or any of its Affiliates, or any Benefit Plan maintained by Bancorp or any of its Affiliates, to any tax, fine, penalty or other liability, that would not have been incurred by Bancorp or any of its Affiliates, or any such plan, program or arrangement, but for the transactions contemplated hereby.

                  (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement except as disclosed on Section 2.15(i) of the Disclosure Schedule. No "excess parachute payment" under Section 280G of the Code will arise, directly or indirectly, by virtue of the transactions contemplated hereby.

                  (j) To the knowledge of Shareholders, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Bancorp, Mears or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

                  (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

                  (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Defined Benefit Plan at said date and, to the knowledge of Shareholders, there have been no material changes in such values since said date.

                  (m) Complete and correct copies of the following documents to the extent they exist have been furnished to Bancorp prior to the execution of this Agreement:

                  (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

                  (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

                  (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

                  (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

                  (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

                  (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other plan with respect to which actuarial valuations are conducted; and

                  (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan.

         2.16. Real Property. Mears does not own any real property. Mears does not lease any real property, except for that which will be subject to the Lease. To the knowledge of Shareholders, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

         2.17. Tangible Personal Property. Mears is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the balance sheet included in the Unaudited Financial Statements and tangible personal property acquired since the Unaudited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property owned by Mears is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.17 of the Disclosure Schedule, and its use complies in all material respects with all applicable Laws.

         2.18. Intellectual Property Rights. Except as set forth in Section 2.18 of the Disclosure Schedule, Mears has such ownership and use (free and clear of all Liens) of, or rights by license, lease or other agreement to use (free and clear of all Liens), of all Intellectual Property used in its business as is necessary to permit Mears to conduct its business and operations as currently conducted, except where the failure to have any such right would not have a material adverse effect on the Business or Condition of Mears. Except as disclosed in Section 2.18 of the Disclosure Schedule, (i) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by Mears in respect of such Intellectual Property and (ii) Mears is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property. Neither Shareholders nor Mears has received notice that Mears is infringing any Intellectual Property of any other Person, no claim is pending or, to the knowledge of Shareholders, has been made to such effect that has not been resolved and, to the knowledge of Shareholders, Mears is not infringing any Intellectual Property Rights of any other Person.

         2.19. Contracts.

                  (a) Section 2.19(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Bancorp prior to the execution of this Agreement), to which Mears is a party or by which any of its Assets and Properties is bound:

                  (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans) involving an obligation of Mears to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Mears or any officer, director or employee of Mears to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with Mears;

                  (iii) all partnership, joint venture, registration rights, shareholders' or other similar Contracts with any Person;

                  (iv) all Contracts relating to Indebtedness of Mears or to preferred stock issued by Mears (other than Indebtedness owing to Mears);

                  (v) all Contracts (A) with distributors, vendors, dealers, manufacturer's representatives, sales agencies or franchisees, including, without limitation, any vendor program agreements, and (B) with clients, customers or other Persons that, in the case of this clause (B), provide for (y) rebates or any fee sharing or other similar arrangement or (z) maintenance or other servicing responsibilities;

                  (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties or (B) any Business Combination;

                  (vii) all Contracts between or among Mears, on the one hand, and either Shareholder, any officer, director, Affiliate or Associate of either Shareholder or any Associate of any such officer, director or Affiliate (other than Mears), on the other hand;

                  (viii) all collective bargaining or similar labor Contracts;

                  (ix) all Contracts that (A) limit or contain restrictions on the ability of Mears to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require Mears to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

                  (x) all take or pay or requirements Contracts or any other Contracts or agreements requiring Mears to pay regardless of whether products or services are received; and

                  (xi) all other Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Mears and (B) cannot be terminated within thirty (30) calendar days after giving notice of termination without resulting in any material cost or penalty to Mears.

                  (b) Each Contract required to be disclosed in Section 2.19(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.19(b) of the Disclosure Schedule neither Mears, nor, to the knowledge of Shareholders, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

                  (c) Except as disclosed in Section 2.19(c) of the Disclosure
Schedule:

                  (i) each Company Lease is evidenced by a written agreement, there are no material understandings, agreements, undertakings or arrangements between Mears and the lessees or transferees under any Company Lease which are not set forth in such Company Lease or in a written agreement (including correspondence, memoranda and notations on the computer system of Mears) included in the file of Mears relating to such Company Lease and such written agreements constitute all documents reasonably necessary to enforce such Company Lease;

                  (ii) no payments required to be made under any Company Lease have been paid, at the request or suggestion of Mears, more than 60 days in advance of the due dates thereof and the payments due under the Company Leases have not been assigned, pledged or otherwise hypothecated by Mears;

                  (iii) Mears has not acted, or failed to act, in a manner which would materially alter or reduce any of its rights or benefits under any manufacturers' or vendors' warranties or guarantees relating to property covered by any Company Lease;

                  (iv) the Books and Records with respect to each Company Lease are complete and accurate;

                  (v) Mears has properly prepared and filed financing statements covering all property subject to each Company Lease necessary to duly perfect a first lien security interest therein, except in the case of individual Company Leases for which Mears's policy is not to file financing statements in accordance with Mears's policy (a complete and correct copy of which has been provided to Bancorp by Shareholders);

                  (vi) each Company Lease (and any related guarantees) is and will continue to be after Closing, a valid, binding and enforceable, non-cancelable obligation of the lessee thereunder (and guarantors thereof) in accordance with its terms, each of which lessees and guarantors shall be a bona fide party thereto, having legal capacity to contract;

                  (vii) to the knowledge of Shareholders, no lessee under a Company Lease is threatened with or subject to a proceeding involving bankruptcy or insolvency;

                  (viii) the property that is the subject of each Company Lease has been or will be delivered to the lessee thereunder, and accepted by such lessee, except where delivery has been waived prior to payment of the vendor pursuant to a supplement to a Company Lease;

                  (ix) Mears shall have absolute, complete and indefeasible title to the property subject to each Company Lease (or a duly perfected first-lien security interest in the property subject to such Company Lease except with respect to the property subject to those Company Leases for which Mears's policy is not to file financing statements), the Company Lease and all sums due thereunder, free and clear of any and all Liens or claims of any Person; the supplier or vendor of said property has received or will receive payment in full for said property; and

                  (x) in the six (6) months immediately prior to Closing, all Company Leases and loans have had payments made only by the party who is the named contractual customer thereunder except from time to time said payments may be made by a guarantor or a vendor with the express permission of Mears.

                  (d) Except as disclosed in Section 2.19(d) of the Disclosure Schedule, Mears is not a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such Contracts, materially adverse to the Business or Condition of Mears.

         2.20. Licenses. Section 2.20 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of Mears, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Shareholders have delivered to Bancorp true and complete copies of all such Licenses. Except as disclosed in Section 2.20 of the Disclosure Schedule:

                  (a) Mears owns or validly holds all Licenses that are material to its business or operations;

                  (b) each License listed in Section 2.20 of the Disclosure
Schedule is valid, binding and in full force and effect and, except as disclosed in Section 2.07 of the Disclosure Schedule, the transactions contemplated by this Agreement will not result in its termination or otherwise affect its effectiveness; and

                  (c) Mears is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

         2.21. Insurance. Section 2.21 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of Mears or affect or relate to the ownership, use or operation of any of the Assets and Properties of Mears and that (i) have been issued to Mears or (ii) have been issued to any Person for the benefit of Mears (other than in accordance with the terms of any Company Lease). The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in
Section 2.21 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither Mears nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Section 2.21 of the Disclosure Schedule, in light of the business, operations and Assets and Properties of Mears, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Mears has not received notice that any insurer under any policy referred to in this Section 2.21 (x) is denying liability with respect to a claim thereunder or defending under a reservation of rights clause or (y) has filed for protection under applicable bankruptcy or insolvency laws or is otherwise in the process of liquidating or has been liquidated. Section 2.21 of the Disclosure Schedule sets forth a complete and accurate list of all claims in excess of $10,000 made by Mears under the policies and binders described in clause (i) above since the Audited Financial Statement Date. Mears does not have or maintain any self-insurance arrangement.

         2.22. Affiliate Transactions. Except as disclosed in Section 2.22(a) of the Disclosure Schedule, as of the date of this Agreement, (i) there are no intercompany Liabilities between Mears, on the one hand, and either Shareholder, any officer, director, Affiliate or Associate of either Shareholder or any Associate of any such officer, director or Affiliate (other than Mears), on the other, (ii) neither Shareholder nor any such officer, director, Affiliate or Associate provides or causes to be provided any assets, services or facilities to Mears, (iii) Mears does not provide or cause to be provided any assets, services or facilities to either Shareholder or any such officer, director, Affiliate or Associate and (iv) Mears does not beneficially own, directly or indirectly, any Investment Assets of Shareholders or any such officer, director, Affiliate or Associate. Except as disclosed in Section 2.22(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.22(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in Section 2.22(c) of the Disclosure Schedule, since the Audited Financial Statement Date, all settlements of intercompany Liabilities between Mears, on the one hand, and either Shareholder or any such officer, director, Affiliate or Associate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

         2.23. Employees; Labor Relations. (a) Section 2.23 of the Disclosure Schedule contains a list of the name of each officer and full-time employee of Mears, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Neither Shareholder has received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Bancorp, because of the consummation of the transactions contemplated by this Agreement. Except as disclosed in Section 2.23 of the Disclosure Schedule, (i) no employee of Mears is presently a member of a collective bargaining unit and, to the knowledge of Shareholders, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of Mears, and (ii) no unfair labor practice complaint or sex or age discrimination claim has been brought during the last five years against Mears before the National Labor Relations Board or any other Governmental or Regulatory Authority. Since December 31, 1999, there has been no work stoppage, strike or other concerted action by employees of Mears. During that period, Mears has complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

         2.24. Environmental Matters. Except as set forth in Section 2.24 of the Disclosure Schedule, Mears has obtained all Licenses which are required in respect of its business, operations or Assets and Properties under applicable Environmental Laws and is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. Except as set forth in Section 2.24 of the Disclosure Schedule:

                  (a) No Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of Shareholders, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by Mears to have any License required in connection with the conduct of the business or operations of Mears or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. ss. 9601(22) ("Release"), of any Hazardous Material, and Shareholders (after having made due inquiry of Mears) are not aware of any facts or circumstances which could reasonably be expected to form the basis for any such Order, complaint, penalty or investigation.

                  (b) Neither Mears nor, to the knowledge of Shareholders, any prior owner or lessee of any property now or previously owned or leased by Mears has handled any Hazardous Material contrary to applicable Environmental Law on any property now or previously owned or leased by Mears; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law, at, on or under any property now or previously owned or leased by Mears, during any period that Mears owned or leased such property or, to the knowledge of Shareholders, prior thereto.

                  (c) Mears has not transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any Action or Proceeding that could lead to claims against Bancorp, Mears for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

                  (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of Mears and no property now or previously owned or leased by Mears is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

                  (e) There are no Liens arising under or pursuant to any Environmental Law or Order on any real property owned or leased by Mears, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Shareholders, is in process which could subject any of such properties to such Liens, and Mears would not be required to place any notice or restriction relating to the presence of Hazardous Material at any property owned by it in any deed to such property.

                  (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, Mears in relation to any property or facility now or previously owned or leased by Mears which have not been delivered to Bancorp prior to the execution of this Agreement.

         2.25. Bank and Brokerage Accounts; Investment Assets. Section 2.25 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which Mears has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of Mears having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         2.26. No Powers of Attorney. Except as set forth in Section 2.26 of the Disclosure Schedule, Mears does not have any powers of attorney or comparable delegations of authority outstanding.

         2.27. Receivables. Except as set forth in Section 2.27 of the Disclosure Schedule, all Company Leases and all receivables thereunder (i) arose from bona fide leasing or lending transactions in the ordinary course of business, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, and (iv) are not the subject of any Actions or Proceedings brought by or on behalf of Mears. The reserves relating to the Company Lease receivables set forth on the balance sheet included in the Unaudited Financial Statements and in the accounting records of Mears as of the Closing Date are or will be calculated in accordance with Mears' existing policies consistently applied and are adequate based on Mears' historical experience.

         2.28. Inventory. All inventory (excluding, for the purposes of this Section, property subject to the Company Leases) of Mears reflected on the balance sheet included in the Audited Financial Statement consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable in the ordinary course of business consistent with past practice, subject to normal and customary allowances for damage and outdated items. Except as disclosed in the notes to the Audited Financial Statement, all items included in the inventory of Mears are the property of Mears, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Mears on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

         2.29. Investment. Each Shareholder (i) is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act; (ii) has had an opportunity to discuss Parent's business, management and financial affairs with Parent's management; and (iii) is acquiring the Common Stock for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. Each Shareholder will not sell or otherwise dispose of such shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act, or an exemption therefrom, and each Shareholder acknowledges that certificate or certificates representing such shares will contain a legend to the foregoing effect.

         2.30. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Shareholders directly with Bancorp without the intervention of any Person on behalf of Shareholders in such manner as to give rise to any valid claim by any Person against Bancorp or Mears or for a finder's fee, brokerage commission or similar payment.

         2.31. Disclosure. To Shareholders' knowledge, all material facts relating to the Business or Condition and Assets and Properties of Mears have been disclosed to Bancorp in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Bancorp pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

III.     REPRESENTATIONS AND WARRANTIES OF Bancorp

         Bancorp, jointly and severally, hereby represents and warrants to Shareholders as follows:

         3.01. Organization. Each of Bank and Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of its incorporation. Each of Bank and Parent has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of Bank and Parent is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or any of the Operative Agreements to which it is a party or on its ability to perform its obligations hereunder or thereunder.

         3.02. Authority. The execution, delivery and performance by each of Bank and Parent of this Agreement and the Operative Agreements to which it is a party have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by each of Bank and Parent and constitutes, and upon the execution and delivery by each of Bank and Parent of the Operative Agreements to which it is a party, such Operative Agreements will constitute, its legal, valid and binding obligations enforceable against each of Bank and Parent in accordance with their terms.

         3.03. Capital Stock. The authorized capital stock of Parent consists of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of December 23, 2004, there were outstanding (i) 11,888,061 shares of Common Stock,
(ii) 1,116,533 shares of preferred stock convertible on a one-to-one basis into shares of Common Stock, (iii) warrants exercisable for 571,021 shares of Common Stock, and (iv) options exercisable for 1,101,150 shares of Common Stock.

         3.04. Financial Statements. The financial statements, including the notes thereto, included in the Proxy Statement present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified and such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Securities and Exchange Commission.

         3.05. Absence of Changes. Subsequent to the respective dates as of which information is given in the Proxy Statement, and except as may be otherwise stated in the Proxy Statement, there has not been (A) any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of Parent.

         3.06. Common Stock. Upon Shareholders receipt thereof in accordance with this Agreement, the Common Stock shall be duly authorized, validly issued, outstanding, fully paid and nonassessable.

         3.07. No Conflicts. The execution and delivery by each of Bank and Parent of this Agreement do not, and the execution and delivery by each of them of the Operative Agreements to which it is a party, the performance by each of them of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of its articles of incorporation or by-laws;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.07 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to it or any of its Assets and Properties; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under or (iii) require it to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any Contract or License to which each of it is a party or by which any of its Assets and Properties is bound.

         3.08. Governmental Approvals and Filings. Except as disclosed in
Schedule 3.08 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Bank and Parent is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         3.09. Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Bank and Parent, threatened against, relating to or affecting either of Bank and Parent or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         3.10. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Bancorp directly with Shareholders without the intervention of any person on behalf of Bancorp in such manner as to give rise to any valid claim by any person against Shareholders or Mears for a finder's fee, brokerage commission or similar payment.

         3.11. Disclosure. To Bancorp's knowledge, all material facts relating to the Business or Condition of Bancorp have been disclosed to Shareholders in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Shareholders pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

IV. ACTIONS PRIOR TO CLOSING

         4.01. Regulatory and Other Approvals.

                  (a) Shareholders, at their sole expense, will and will cause Mears to (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Shareholders or Mears to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 2.06 and 2.07 of the Disclosure Schedule, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Bancorp or such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with Bancorp as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Bancorp to consummate the transactions contemplated hereby and by the Operative Agreements. Shareholders will provide prompt notification to Bancorp when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise Bancorp of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

                  (b) Bancorp, at its sole expense, will (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Bancorp to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedule 3.04 hereto, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Shareholders or such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with Shareholders and Mears as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Shareholders or Mears to consummate the transactions contemplated hereby and by the Operative Agreements. Bancorp will provide prompt notification to Shareholders when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise Shareholders of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         4.02. Investigation by Bancorp. Shareholders will, and will cause Mears to, (a) provide Bancorp and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of Mears and its Assets and Properties and Books and Records, (b) furnish Bancorp and such Representatives with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of Mears as Bancorp or any of such Representatives reasonably may request in connection with such investigation and
(c) as promptly as practicable, deliver to Bancorp true and complete copies of such financial statements, reports and analyses as may be prepared or received by Shareholders or, Mears relating to the business or operations of Mears or as Bancorp may otherwise reasonably request.

         4.03. No Solicitations. Shareholders will not take, nor will it permit Mears or any Affiliate of Shareholders (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Shareholders, Mears or any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with Mears, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with Mears or (c) to furnish or cause to be furnished any information with respect to Mears to any Person (other than as contemplated by Section 4.03) who Shareholders, Mears or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Business Combination with Mears. If Shareholders, Mears or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Bancorp or any other Person referred to in Section 4.03) any offer, inquiry or informational request referred to above, Shareholders will promptly advise such Person, by written notice, of the terms of this Section 4.03 and will promptly, orally and in writing, advise Bancorp of such offer, inquiry or request and deliver a copy of such notice to Bancorp.

         4.04. Conduct of Business. Shareholders will cause Mears to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Shareholders will:

                  (a) cause Mears to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of Mears, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of Mears, (iii) maintain the Assets and Properties of Mears in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, vendors, suppliers, lenders and other Persons with whom Mears has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of Mears;

                  (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner and (ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Mears, (B) any method of calculating any bad debt, contingency or other reserve of Mears for accounting, financial reporting or Tax purposes, (C) the fiscal year of Mears or (D) the credit policies or standards of Mears;

                  (c) (i) use, and will cause Mears to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.21 of the Disclosure Schedule, (ii) to the extent requested by Bancorp prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than Mears) for the benefit of Mears to continue to be provided at the expense of Mears for at least sixty (60) calendar days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of Mears to be paid to Mears; and

                  (d) cause Mears to comply, in all material respects, with all Laws and Orders applicable to their respective business and operations, and promptly following receipt thereof to give Bancorp copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

         4.05. Employee Matters. Except as may be required by Law, Shareholders will refrain, and will cause Mears to refrain, from directly or indirectly:

                  (a) making any representation or promise, oral or written, to any officer, employee or consultant of Mears concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

                  (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of Mears from those in effect on December 20, 2004 and disclosed to Bancorp;

                  (c) adopting, entering into, amending, modifying or terminating (partially or completely) any Benefit Plan except to the extent required by applicable Law or this Agreement;

                  (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or

                  (e) entering into, amending, modifying or terminating (partially or completely), any Contract that is, or had it been in existence on the date of this Agreement would have been required to be, disclosed in Section 2.19(a)(i) of the Disclosure Schedule.

         Shareholders will cause Mears and Affiliates to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Shareholders will promptly notify Bancorp in writing of each receipt by Shareholders, Mears or any Affiliate (and furnish Bancorp with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

         4.06. Certain Restrictions. Shareholders will cause Mears to refrain from:

                  (a) amending its certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such corporation;

                  (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to Mears, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to Mears, except that Mears shall be permitted, prior to the Closing, to transfer all of the issued and outstanding stock of Orlando Auto Sales to Debra Hartman for no consideration and without representation or warranty of any kind; by signing this Agreement, Debra Hartman releases and forever discharges Mears, Bancorp, their affiliates, subsidiaries, parents, officers, directors, employees and agents, successors and assigns from any and all claims and causes of action she may ever have in connection with Orlando Auto Sales;

                  (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of Mears, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to Mears;

                  (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties (excluding Company Leases), other than in the ordinary course of business consistent with past practice;

                  (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to
Section 2.19(a), or (B) any material License or (ii) granting any irrevocable powers of attorney;

                  (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by Mears or any Contract to which Mears is a party or by which any of its Assets and Properties is bound;

                  (g) (i) incurring Indebtedness (except in the ordinary course of business) or (ii) except with respect to any Company Lease in the ordinary course of business, voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of Mears under, any Indebtedness of or owing to Mears;

                  (h) engaging with any Person in any Business Combination;

                  (i) except with respect to any Company Lease in the ordinary course of business, making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $10,000;

                  (j) making any change in the lines of business in which it participates or is engaged;

                  (k) except with respect to any Company Lease in the ordinary course of business, writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice;

                  (l) disposing of any Company Lease; or

                  (m) entering into any agreement to do or engage in any of the foregoing.

         4.07. Affiliate Transactions. Except as set forth in Section 4.07 of the Disclosure Schedule, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between Shareholders, any officer, director, Affiliate or Associate of Shareholders or any Associate of any such officer, director or Affiliate (other than Mears), on the one hand, and Mears, on the other, will be paid in full. Prior to the Closing, Mears will not enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Section 2.19(a)(vi)), with Shareholders or any such officer, director, Affiliate or Associate.

         4.08. Books and Records. On the Closing Date, Shareholders will deliver or make available to Bancorp at the offices of Mears all of the Books and Records, and if at any time after the Closing Shareholders discover in their possession or under their control any other Books and Records, they will forthwith deliver such Books and Records to Bancorp.

         4.09. Notice and Cure. Each party (the "Defaulting Party") will notify the other (the "Non-Defaulting Party") promptly in writing of, and contemporaneously will provide the Non-Defaulting Party with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of such Defaulting Party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Defaulting Party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each party also will notify the other promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the others right to seek indemnity under Article XI.

         4.10. Fulfillment of Conditions.

                  (a) Shareholders will execute and deliver at the Closing each Operative Agreement that Shareholders are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Bancorp contained in this Agreement and will not, and will not permit Mears to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                  (b) Bancorp will execute and deliver at the Closing each Operative Agreement that Bancorp are hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Shareholders contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

V. CONDITIONS TO OBLIGATIONS OF BANCORP

         The obligations of Bancorp hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Bancorp in its sole discretion):

         5.01. Representations and Warranties. Each of the representations and warranties made by Shareholders in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

         5.02. Performance. Shareholders shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Shareholders or Mears at or before the Closing.

         5.03. Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Bancorp, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Bancorp, Mears, or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

         5.04. Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Bancorp and Shareholders to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby, (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Bancorp,
(c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

         5.05. Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Bancorp and Shareholders of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Bancorp, Shareholders or Mears is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Bancorp or the Business or Condition of Mears, (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Bancorp, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

         5.06. Opinion of Counsel. Bancorp shall have received the opinion of counsel to Shareholders, dated the Closing Date, substantially in the form and to the effect of Exhibit B hereto, and to such further effect as Bancorp may reasonably request.

         5.07. Good Standing Certificates. Shareholders shall have delivered to Bancorp (a) copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of Mears certified by the Secretary of State of Florida, (b) certificates from the Secretary of State of Florida to the effect that each of Mears is in good standing or subsisting in such jurisdiction, listing all charter documents of Mears on file and attesting to its payment of all franchise or similar taxes, and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which Mears is qualified or admitted to do business to the effect that Mears is duly qualified or admitted and in good standing in such jurisdiction.

         5.08. Termination of Mears's 401(k) Plan. The termination of Mears's 401(k) Plan shall have become effective.

         5.09. Escrow Agreement. Shareholders and the Escrow Agent shall have entered into the Escrow Agreement.

         5.10. Lease. James and Debra Hartman and Bancorp shall have entered into a lease, in the form attached hereto as Exhibit C, of the real property Mears currently occupies (the "Lease"), and the currently existing lease of such property shall have been terminated.

         5.11. Employment Agreement. Hartman shall have executed and delivered an employment agreement in the form attached hereto as Exhibit D (the "Employment Agreement").

         5.12. Certificates of Merger. Mears and, if necessary, Shareholders shall have executed and delivered the Certificates of Merger.

         5.13. Proceedings. All proceeding to be taken on the part of Shareholders in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Bancorp, and Bancorp shall have received copies of all such documents and other evidences as Bancorp may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

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

VI. CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS

         The obligations of Shareholders hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Shareholders in its sole discretion):

         6.01. Representations and Warranties. Each of the representations and warranties made by Bancorp in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

         6.02. Performance. Bancorp shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Bancorp at or before the Closing.

         6.03. Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         6.04. Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Shareholders and Bancorp to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

         6.05. Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Shareholders of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 6.05 of the Disclosure Schedule (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

         6.06. Opinion of Counsel. Shareholders shall have received the opinion of counsel to Bancorp, dated the Closing Date, substantially in the form and to the effect of Exhibit E hereto, and to such further effect as Shareholders may reasonably request.

         6.07. Escrow Agreement. Bancorp and the Escrow Agent shall have entered into the Escrow Agreement.

VII. RESTRICTIVE COVENANTS

         7.01. Restrictive Covenants. Each of Shareholders and Robert O. Schlytter ("Schlytter") will, for a period of three (3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

                  (a) employing, engaging or seeking to employ or engage any Person who within the prior twelve (12) months had been an officer or employee of Mears, unless such officer or employee (A) resigns voluntarily (without any solicitation from Shareholder or any of its Affiliates) or (B) is terminated by Mears after the Closing Date;

                  (b) causing or attempting to cause (A) any client, customer, vendor or supplier of Mears to terminate or materially reduce its business with Mears or (B) any officer, employee or consultant of Mears to resign or sever a relationship with Mears;

                  (c) disclosing (unless compelled by judicial or administrative process or otherwise required by law) or using any confidential or secret information relating to Mears or any of its clients, customers, vendors or suppliers; or

                  (d) except as contemplated by the Employment Agreement, participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Exchange Act), or otherwise lending material assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which Mears is participating or engaged on the Closing Date in any jurisdiction in which Mears participates or engages in such line of business on the Closing Date;

provided, however, that Hartman and Schlytter shall be permitted to participate or engage in any business (including any real estate transaction) which does not violate subsection (d) hereof.

         7.02. Severability. The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this
Article VII. It is the intention of the parties that the provisions of this
Article VII be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Article VII shall not render unenforceable, or impair, the remainder of the provisions of this Article VII. Accordingly, if any provision of this Article VII shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

         7.03. Injunctive Relief. The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and each Shareholder hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

VIII.    TAX MATTERS AND POST-CLOSING TAXES

         8.01. Liability For Taxes.

                  (a) Shareholders shall be liable for, shall pay and shall indemnify and hold Bancorp and Mears harmless against all Taxes of Mears (including but not limited to all sales, use and property Taxes) for any taxable period ending on or before the Closing Date.

                  (b) Bancorp shall be liable for, shall pay and shall indemnify and hold Shareholders harmless against any and all Taxes of Mears for any taxable period commencing after the Closing Date.

         8.02. Allocation. In the case of Taxes of Mears that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the amount of Taxes attributable to the pre-Closing portion of a taxable period shall be determined based on an interim closing of the books of Mears as of the close of the Closing Date, except that the amount of any such Taxes that are imposed on a periodic basis shall be determined by reference to the relative number of days in the pre-Closing and post-Closings portion of such taxable period and the taxable year of any partnership or other pass through entity in which Mears is partner or other beneficial interest holder shall be deemed to terminate on the Closing Date.

         8.03. Payment. Except as otherwise provided in this Article VIII, any amounts owed by an indemnitor to an indemnitee under this Article VIII shall be paid within ten (10) days of notice from the indemnitee; provided, however, that, if such amounts are being contested before a taxing authority in good faith, the indemnitor shall not be required to make payment until it is finally determined by such taxing authority, unless the indemnitor has authorized the indemnitee to make payment to such taxing authority.

         8.04. Refunds. Any refunds received by Bancorp, Mears, or their successors of Taxes of Mears relating to taxable periods or portions thereof ending on or before the Closing Date shall be for the account of Shareholders, and Bancorp shall pay over to Shareholders any such refund received by Bancorp, Mears, or their successors within five (5) Business Days of receipt.

         8.05. Contests.

                  (a) Shareholders will allow Mears and its counsel to participate at its own expense in any audits of a consolidated, combined or unitary Tax Return of an Affiliated Group of which Mears was a member to the extent that such Returns relate to Mears. Shareholders will not settle any such audit in a manner which would adversely affect Mears after the Closing Date unless such settlement would be reasonable in the case of a Person that owned Mears both before and after the Closing Date.

                  (b) After the Closing, Bancorp shall promptly notify Shareholders in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Bancorp or Mears which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under Section 8.01(a). Such notice shall contain factual information (to the extent known to Bancorp or Mears) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax liability. If Bancorp fails to give Shareholders prompt notice of an asserted Tax liability as required by this Section 8.05(b), then (i) if Shareholders are precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then Shareholders shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, and (ii) if Shareholders are not so precluded from contesting but such failure to give prompt notice results in a detriment to Shareholders, then any amount which Shareholders are otherwise required to pay Bancorp pursuant to Section 8.01(a) with respect to such liability shall be reduced by the amount of such detriment.

                  (c) Shareholders may elect to direct, through counsel of their own choosing and at their own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 8.01(a) (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If Shareholders elect to direct the Contest of an asserted Tax liability, they shall, within thirty (30) calendar days of receipt of the notice of asserted Tax liability (but not less than five (5) days before the due date of any protest or other claim in respect thereof), notify Bancorp of their intent to do so and acknowledge in writing, in form and substance satisfactory to Bancorp, their obligation to indemnify Bancorp in full therefor. Bancorp shall cooperate and shall cause Mears to cooperate in each phase of such Contest. If Shareholders choose to direct the Contest, Bancorp shall promptly empower and shall cause Mears promptly to empower (by power-of-attorney and such other documentation as may be appropriate) such representatives of Shareholders as they may designate to represent Bancorp or Mears in the Contest insofar as the Contest involves an asserted Tax liability for which Shareholders would be liable under Section 8.01(a).

                  (d) If Shareholders elect not to direct the Contest and acknowledge in writing, in form and substance satisfactory to Bancorp, their obligation to indemnify Bancorp in full therefor, then (i) Shareholders may participate, at their own expense, in the Contest and (ii) neither Bancorp nor Mears shall not settle or compromise any asserted liability over the objection of Shareholders. If Shareholders elect not to direct the Contest and fail to provide such acknowledgment, then (x) Shareholders shall have no right to participate in the Contest and (y) Bancorp or Mears may pay, compromise or contest such asserted liability in their sole discretion.

         8.06. Filing of Tax Returns; Change of Tax Year. The parties hereto covenant and agree that: (a) Shareholders shall prepare and file with the applicable Governmental Authorities all income Tax Returns relating to Mears with respect to any period that ends on or before the Closing Date and all other Tax Returns required to be filed (not taking into account extensions) on or prior to the Closing Date and (b) Bancorp shall prepare and file with the applicable Governmental Authorities all other Tax Returns relating to Mears. The parties hereto acknowledge and agree that for purposes of filing all Tax Returns, unless otherwise required by law, the taxable year of Mears shall end as of the Closing Date and that its new taxable year shall commence as of the day following the Closing Date and shall end on the same day as Bancorp's fiscal year for filing its federal income tax return. Bancorp shall not amend any Tax Return relating to Mears with respect to any period that ends on or before the Closing Date that would have the effect of increasing Shareholders' or Mears' Tax liability without Shareholders' written consent.

         8.07. Cooperation and Exchange of Information. Shareholders and Bancorp will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by any Tax Authority. Each party shall execute and deliver such powers-of-attorney and make available such other documents as are necessary to carry out the intent of this Article VIII. Each party agrees to notify the other party of any audit adjustments that do not result in Tax liability but can reasonably be expected to affect Tax Returns of the other party. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain in accordance with applicable IRS record retention procedures all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of Mears for its taxable period first ending after the Closing Date and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (b) seven (7) years following the due date (without extension) for such Tax Returns. Any information obtained under this Section
8.07 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

         8.08. Conveyance Taxes. Shareholders agree to pay all liabilities for all sales, transfer, stamp, real property transfer or gains and similar Taxes incurred as a result of the sale of the Shares contemplated hereby. Shareholders and Bancorp will cooperate in the preparation and filing of any required transfer Tax Returns.

         8.09. Termination of Prior Tax Settlement Agreements. Any tax settlement or sharing agreements, arrangements, policies or guidelines, formal or informal, express or implied that may exist between Mears, on one hand, and the Shareholders and/or its Affiliates (other than Mears), on the other hand (a "Settlement Agreement"), shall terminate as of the Closing Date, and, any obligations to make payments under any Settlement Agreement shall be cancelled as of the Closing Date.

IX.      EMPLOYEE AND EMPLOYEE BENEFIT MATTERS

         9.01. Employees. "Employees" shall mean all current and former employees of Mears. "Active Employees" shall mean the Employees who, as of the Closing Date, are employees of Mears, including employees on short-term disability who return to work prior to incurring a long-term disability and employees on leave and who, pursuant to the Family and Medical Leave Act of 1993, must be offered employment by Mears upon their return from leave.

         9.02. Continuation of Employment. Effective as of the Closing Date, Bancorp shall cause Mears to continue the employment of each Active Employee. Notwithstanding the foregoing, nothing in this Section 9.02 shall limit Bancorp's or Mears's authority to terminate the employment of any Active Employee at any time and for any reason, including without cause.

         9.03. Employee Benefits. As soon as practicable (as determined by Bancorp) after the Closing Date, Bancorp shall make available to similarly situated (e.g. "full time" for welfare benefit plans and "salaried" for qualified pension benefit plans) Active Employees the employee benefits available to employee of Bancorp. All Active Employees shall be given credit for service with Mears for purposes of eligibility. In addition, Active Employees shall, effective upon becoming so eligible, receive for purposes of Bancorp's qualified pension benefit plans (except any Defined Benefit Plan of Bancorp), vesting service credit for periods of employment with Mears, solely to the extent such service was credited under the corresponding Plan of Mears. Notwithstanding the foregoing, (1) the obligation to grant service credit to any applicable Active Employee under a benefit plan of Bancorp, as contemplated in this Section 9.03, shall be contingent upon such benefit plan not violating the applicable nondiscrimination requirements of the Code and the regulations thereunder as a result of such grant of service credit; and (2) with respect to any insured benefit plan of Bancorp, the applicable provisions of Section 9.03 shall be contingent upon and subject to acceptance by and cooperation of the applicable insurer or other third party providing coverage under any benefit plan of Bancorp. Additionally, nothing herein shall be construed to limit Bancorp's right (or the right of an Affiliate of Bancorp) to amend any of its benefit plans at any time. The right to amend shall include, without limitation, the right to limit the class of Employees eligible to participate in any benefit plan of Bancorp.

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

X.       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

         10.01. Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Bancorp (whether or not exercised) to investigate the affairs of Mears or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Shareholders and Bancorp have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Shareholders and Bancorp contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 2.02, 2.04, 3.02, 3.07 and 3.08, (b) until the expiration of the applicable statute of limitations with respect to the representations and warranties contained in Section 2.12 and (c) in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part prior to the Closing until the third anniversary of the Closing Date except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with this clause will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.

XI.      INDEMNIFICATION

         11.01. Indemnification by the Shareholders.

                  (a) Shareholders shall jointly and severally indemnify Bancorp and its officers, directors, employees, agents and Affiliates in respect of any and all of the following:

                  (i) any Losses from any Actions or Proceedings relating to or affecting Mears or any of its Assets and Property or which are subsequently brought against, relate to or affect Mears or any of its Assets and Property and which arise as a result of any action or circumstance existing or occurring prior to the Closing Date;

                  (ii) any Losses resulting from claims made by (A) any Governmental or Regulatory Authority with respect to Taxes of the Affiliated Group of which Mears is a member, or (B) any Person (including, but not limited to, any Governmental or Regulatory Authority) relating to any employee benefit or ERISA representation or warranty in this Agreement (determined as if such representation or warranty were made by, on behalf of or with respect to, an ERISA Affiliate); and

                  (iii) any Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Shareholder contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein).

                  (b) All claims for indemnification by Bancorp pursuant to this
Section 11.01 shall be asserted in accordance with the provisions of Section 11.03.

                  (c) The right of Bancorp to assert claims pursuant to this
Section 11.01 shall survive for the period provided in Article X.

                  (d) Except with respect to a misrepresentation or breach of warranty by either Shareholder contained in Sections 2.02 and 2.04 and except as provided in Section 1.06, Shareholders shall not be liable for Losses hereunder in excess of $500,000 in the aggregate.

         11.02. Indemnification by Bancorp.

                  (a) Bancorp agrees to indemnify each Shareholder in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Bancorp contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein).

                  (b) All claims for indemnification by Shareholders pursuant to this Section 11.02 shall be asserted in accordance with the provisions of
Section 11.03.

                  (c) The right of Shareholders to assert claims pursuant to this Section 11.02 shall survive for the period provided in Article X.

         11.03. Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 1.06, 11.01 or 11.02 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which an Indemnifying Party might seek indemnity under this Article XI is asserted against or sought to be collected from such Indemnified Party by a Person other than Shareholders, Mears, Bancorp or any Affiliate of Shareholders or Bancorp (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party and, if applicable, the Escrow Agent. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under this
Article XI and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (b) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim, then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subsection, file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subsection, and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under this Article XI with respect to such Third Party Claim.

                  (c) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.03(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subsection, if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subsection
(d) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subsection or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subsection, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (d) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Article XI or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under this Article XI and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

                  (e) In the event any Indemnified Party should have a claim under this Article XI against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Article XI and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

XII.     TERMINATION

         12.01. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing, by mutual written agreement of Shareholders and Bancorp;

                  (b) at any time before the Closing, by Shareholders or Bancorp, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or, if such breach cannot be reasonably be cured within such time, if the non-terminating party fails to proceed diligently to effect a cure of such breach and such breach is not cured within thirty (30) Business Days following notification thereof by the terminating party, or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; and

                  (c) at any time before the Closing, if in the opinion of Bancorp facts or circumstances exist which have or are likely to have a material adverse effect on the condition (financial, legal or business) or future prospects of Mears.

         12.02. Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Shareholders or Bancorp (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section
14.03 and confidentiality in Section 14.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b) or
(c), Shareholders will remain liable to Bancorp for any breach of this Agreement by Shareholders existing at the time of such termination, and Bancorp will remain liable to Shareholders for any breach of this Agreement by Bancorp existing at the time of such termination, and Shareholders or Bancorp may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

XIII.    DEFINITIONS

         13.01. Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "Actions or Proceedings" means any action, suit, proceeding or any settlement thereof, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning twenty percent (20%) or more of the voting securities of a second Person shall be deemed to control that second Person.

                  "Affiliated Group" means any consolidated, combined or affiliated group of which Mears has been a Member.

                  "Agreement" means this Agreement and Plan of Merger and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance herewith, and as the same shall be amended from time to time.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of any class of equity securities, any trust or estate in which such Person has a beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                  "Audited Financial Statement Date" means the last day of the most recent fiscal period of Mears for which Financial Statements are delivered to Bancorp pursuant to Section 2.09.

                  "Audited Financial Statement" means the audited Financial Statements of Mears delivered to Bancorp pursuant to Section 2.09.

                  "Benefit Plan" means any Plan established by Mears, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which Mears contributes or has contributed, or under which any employee, former employee or director of Mears or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of Mears, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, databases, computer files , information and programs (including but not limited to Infolease), retrieval programs, operating data and plans and environmental studies and plans.

                  "Business Combination" means with respect to any Person any merger, consolidation or combination to which such Person is a party, any sale or other disposition of capital stock or other equity interests of such Person or any sale or other disposition of all or substantially all of the Assets and Properties of such Person.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Delaware are authorized or obligated to close.

                  "Business or Condition of Mears" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of Mears taken as a whole.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

                  "Claim Notice" means written notification pursuant to Section 11.03(a) of a Third Party Claim as to which indemnity under Section 11.01 or
11.02 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of such Third Party Claim and the basis for the Indemnified Party's claim against the Indemnifying Party under Section 11.01 or 11.02, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

                  "Closing" means the closing of the transactions contemplated by Section 1.02.

                  "Closing Agreement" means a written and legally binding agreement with a Tax Authority relating to Taxes.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Company Lease" means any equipment or motor vehicle financing, operating or other similar lease agreement for use, conditional sale, loan or financing entered into by Mears as a lessor, lender or financier as of the Closing Date.

                  "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral) other than a Company Lease.

                  "Defined Benefit Plan" means each Plan which is a defined benefit plan as defined in Section 3(35) of ERISA or Section 414(j) of the Code.

                  "Disclosure Schedule" means the record delivered to Bancorp by Shareholders herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Shareholders pursuant to this Agreement.

                  "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "Environmental Law" means any Law relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Shareholder or, before the Closing, Mears (within the meaning of Section 414 of the Code or Section 4001 of ERISA).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Financial Statements" means the financial statements of Mears delivered to Bancorp pursuant to Section 2.09.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Hazardous Material" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls
(PCBs); (B) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, (v) in respect of any amount of assets sold and (vi) in the nature of guarantees of the obligations described in clauses (i) through (v) above of any Person.

                  "Independent Accountants" means a firm of accountants mutually agreed to by Shareholders and Bancorp, which firm shall not be the accountants for either Bancorp, Shareholders or Mears.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article XI, including without limitation a Person asserting a claim pursuant to paragraph (c) of Section 11.03.

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI, including without limitation a Person against whom a claim is asserted pursuant to paragraph (c) of Section 11.03.

                  "Indemnity Notice" means written notification pursuant to
Section 11.03(e) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, software license and sub-license agreements, end-user license agreements for software, software maintenance agreements, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Mears.

                  "IRS" means the United States Internal Revenue Service.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment) net of any recoveries through collection action, litigation or otherwise.

                  "Operative Agreements" means the Lease, the Employment Agreement, the Escrow Agreement and any support or other agreements to be entered into in connection with the transaction.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

                  "Pension Benefit Plan" means each Benefit Plan which is a pension plan within the meaning of Section 3(2) of ERISA.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of Mears.

                  "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "Qualified Plan" means each Pension Benefit Plan which is intended to qualify under Section 401 of the Code.

                  "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subject Defined Benefit Plan" means each Defined Benefit Plan listed and described in Section 2.15(a) of the Disclosure Schedule.

                  "Subsidiary" means any Person in which any other Person directly or indirectly through one or more Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests or the voting control.

                  "Tax Authority" means the IRS and any state, local, foreign or other governmental agency charged by law with the administration or collection of any Tax.

                  "Tax Return" means a report, return, notification or other information required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

                  "Taxes" means any Federal, state, county, local or foreign taxes, charges, surcharges, fees, levies, or other assessments, including all net income, gross income, sales and use, value added, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, duties, imposts, severance or withholding taxes or charges imposed by any government entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

                  "Unaudited Financial Statement Date" means the last day of the most recent fiscal quarter of Mears for which Financial Statements are delivered to Bancorp pursuant to Section 2.09.

                  "Unaudited Financial Statements" means the Financial Statements for the most recent fiscal quarter of Mears delivered to Bancorp pursuant to Section 2.09.

                  (a) Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Mears. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

XIV. MISCELLANEOUS

         14.01. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed (first class postage prepaid) or by confirmed telefax to the parties at the following addresses:

                  If to Bancorp, to:

                  The Bancorp, Inc.
                  405 Silverside Road
                  Wilmington, Delaware 19809
                  Attn:  Scott Megargee
                  Fax:  (302) 385-5117
                  with a copy to:

                  Ledgewood Law Firm, P.C.
                  1521 Locust Street, 8th Floor
                  Philadelphia, PA 19102
                  Attn:  Lisa A. Ernst, Esquire
                  Fax:  (215) 735-2513

                  If to Shareholders, to:

                  James C. Hartman
                  3905 El Rey Road
                  Orlando, FL  32808
                  Fax: 407-292-9292

                  with a copy to:

                  Dean, Mead, Egerton, Bloodworth,
                  Capouano & Bozarth, P.A.
                  800 N. Magnolia Avenue, Suite 1500
                  Orlando, FL 32802
                  Attn:  Stephen R. Looney, Esquire
                  Fax:  (407) 423-1831

                  Arrow Holdings
                  c/o Realty Management Consultants
                  4811 S. 76th Street, Number 211
                  Greenfield, WI  53220
                  Attn:  Robert Schlytter
                  Fax:  (414) 281-2894

                  with copy to:

                  Walsh & Keating, S.C.
                  1505 Wauwatosa Avenue
                  Milwaukee, WI  53213
                  Attn:    David C. Keating, Esq.
                  Fax:  (414) 257-9959

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section or by confirmed telefax, be deemed given upon delivery and (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         14.02. Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         14.03. Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

         14.04. Public Announcements. At all times at or before the Closing, Shareholders and Bancorp will not issue or make any reports, statements or releases to the public or generally to the employees, customers, vendors, suppliers or other Persons to whom Mears sells goods or provide services or with whom Mears otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.

         14.05. Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Bancorp's use of documents and information concerning Mears furnished by Shareholders hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

         14.06. Further Assurances; Post-Closing Cooperation.

                  (a) At any time or from time to time after the Closing, Shareholders shall execute and deliver to Bancorp such other documents and instruments, provide such materials and information and take such other actions as Bancorp may reasonably request more effectively to vest title to the Shares in Bancorp and, to the full extent permitted by Law, to put Bancorp in actual possession and operating control of Mears and its Assets and Properties and Books and Records, and otherwise to cause Shareholders to fulfill their obligations under this Agreement and the Operative Agreements to which they are a party.

                  (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of Mears in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                  (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of Mears not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Shareholders in accordance with this paragraph shall be held confidential by Shareholders in accordance with Section 14.05.

                  (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

         14.07. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         14.08. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         14.09. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

         14.10. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         14.11. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         14.12. Consent to Jurisdiction and Service of Process. Shareholders hereby irrevocably appoint CT Corporation, at its office at 111 Eighth Avenue, New York, NY 10011, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement or any of the Operative Agreements and upon whom such process may be served, with the same effect as if such party were a resident of the Commonwealth of Pennsylvania and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in Section 14.01. Shareholders and Bancorp will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in New York, New York, reasonably satisfactory to the other party, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Eastern District of Pennsylvania or any court of the Commonwealth of Pennsylvania located in the County of Philadelphia in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein), provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 14.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the Commonwealth of Pennsylvania other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

         14.13. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         14.14. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware.

         14.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


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


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                             THE BANCORP, INC.

                             By:
                                ------------------------------------------------
                                   Name:
                                  Title:



                             ---------------------------------------------------
                             JAMES C. HARTMAN





                             ARROW HOLDINGS


                             By:
                                ------------------------------------------------
                                   Name:
                                  Title:




                             MEARS MOTOR LIVERY CORPORATION


                             By:
                                ------------------------------------------------
                                   Name:
                                  Title:




                             ---------------------------------------------------
                             ROBERT O. SCHLYTTER
                             (for the purposes of Section 7.01 only)


                             -----------------------------------------
                             DEBRA HARTMAN
                             (for the purposes of Section 4.06(b) only)


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


                             TABLE OF CONTENTS


I.       THE MERGER............................................................1

         The Merger............................................................1
         Closing  .............................................................1
         Other Matters.........................................................2
         Merger Consideration..................................................2
         Exchange Adjustment...................................................2
         Tax-Free Reorganization...............................................3
         Registration of Common Stock..........................................3
         Employee Matters......................................................5

II.      REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS........................5

         Organization of Shareholders..........................................5
         Authority.............................................................6
         Organization of Mears.................................................6
         Capital Stock.........................................................6
         Subsidiaries..........................................................6
         No Conflicts..........................................................6
         Governmental Approvals and Filings....................................7
         Books and Records.....................................................7
         Financial Statements..................................................7
         Absence of Changes....................................................7
         No Undisclosed Liabilities............................................9
         Taxes    .............................................................9
         Legal Proceedings....................................................11
         Compliance With Laws and Orders......................................12
         Benefit Plans; ERISA.................................................12
         Real Property........................................................14
         Tangible Personal Property...........................................14
         Intellectual Property Rights.........................................15
         Contracts............................................................15
         Licenses 17
         Insurance............................................................18
         Affiliate Transactions...............................................18
         Employees; Labor Relations...........................................19
         Environmental Matters................................................19
         Bank and Brokerage Accounts; Investment Assets.......................20
         No Powers of Attorney................................................20
         Receivables..........................................................20
         Inventory............................................................20
         Investment...........................................................21
         Brokers  ............................................................21
         Disclosure...........................................................21

III.     REPRESENTATIONS AND WARRANTIES OF Bancorp............................21

         Organization.........................................................21
         Authority............................................................21
         Capital Stock........................................................22
         Financial Statements.................................................22


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



         Absence of Changes...................................................22
         Common Stock.........................................................22
         No Conflicts.........................................................22
         Governmental Approvals and Filings...................................22
         Legal Proceedings....................................................23
         Brokers  ............................................................23
         Disclosure...........................................................23

IV.      ACTIONS PRIOR TO CLOSING.............................................23

         Regulatory and Other Approvals.......................................23
         Investigation by Bancorp.............................................24
         No Solicitations.....................................................24
         Conduct of Business..................................................24
         Employee Matters.....................................................25
         Certain Restrictions.................................................26
         Affiliate Transactions...............................................27
         Books and Records....................................................27
         Notice and Cure......................................................27
         Fulfillment of Conditions............................................28

V.       CONDITIONS TO OBLIGATIONS OF BANCORP.................................28

         Representations and Warranties.......................................28
         Performance..........................................................28
         Orders and Laws......................................................28
         Regulatory Consents and Approvals....................................28
         Third Party Consents.................................................29
         Opinion of Counsel...................................................29
         Good Standing Certificates...........................................29
         Termination of Mears's 401(k) Plan...................................29
         Escrow Agreement.....................................................29
         Lease    ............................................................29
         Employment Agreements................................................29
         Certificates of Merger...............................................29
         Proceedings..........................................................29

VI.      CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS............................30

         Representations and Warranties.......................................30
         Performance..........................................................30
         Orders and Laws......................................................30
         Regulatory Consents and Approvals....................................30
         Third Party Consents.................................................30
         Opinion of Counsel...................................................30
         Escrow Agreement.....................................................30

VII.     RESTRICTIVE COVENANTS................................................30

         Restrictive Covenants................................................30
         Severability.........................................................31
         Injunctive Relief....................................................31

VIII.    TAX MATTERS AND POST-CLOSING TAXES...................................31

         Liability For Taxes..................................................31
         Allocation...........................................................32
         Payment  32
         Refunds  32
         Contests 32
         Filing of Tax Returns; Change of Tax Year............................33
         Cooperation and Exchange of Information..............................33
         Conveyance Taxes.....................................................34
         Termination of Prior Tax Settlement Agreements.......................34

IX.      EMPLOYEE AND EMPLOYEE BENEFIT MATTERS................................34

         Employees............................................................34
         Continuation of Employment...........................................34
         Employee Benefits....................................................34

X.       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS....35

         Survival of Representations, Warranties, Covenants and Agreements....35

XI.      INDEMNIFICATION......................................................35

         Indemnification by the Shareholders..................................35
         Indemnification by Bancorp...........................................36
         Method of Asserting Claims...........................................36

XII.     TERMINATION..........................................................38

         Termination..........................................................38
         Effect of Termination................................................38

XIII.    DEFINITIONS..........................................................39

         Definitions..........................................................39

XIV.     MISCELLANEOUS........................................................44

         Notices  ............................................................44
         Entire Agreement.....................................................46
         Expenses 46
         Public Announcements.................................................46
         Confidentiality......................................................46
         Further Assurances; Post-Closing Cooperation.........................46
         Waiver   ............................................................47
         Amendment............................................................47
         No Third Party Beneficiary...........................................47
         No Assignment; Binding Effect........................................48
         Headings 48
         Consent to Jurisdiction and Service of Process.......................48
         Invalid Provisions...................................................48
         Governing Law........................................................48
         Counterparts.........................................................48


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